Exhibit 10.18

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

(PERFORMANCE-VESTING)

IRADIMED CORPORATION

2023 EQUITY INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Iradimed Corporation (the “Company”) hereby grants this Restricted Stock Unit Award (the “Award”) of the number of Restricted Stock Units set forth in this Notice of Grant of Restricted Stock Unit Award (the “Notice”) to the Grantee designated in this Notice, pursuant to the provisions of the Company’s 2014 Equity Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Units Award (the “Terms”). Together, this Notice and the attached Terms constitute the “Agreement.”

Grantee:

Grant Date:

Number of Restricted Stock Units (at target performance):

Vesting Schedule:Subject to the terms of the Plan and this Agreement, the Restricted Stock Units shall become earned and vested, and shares of Stock shall be issued in settlement of vested Restricted Stock Units, in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to Mmmm/dd/yyyy (the “vesting date”):

(a)Performance-Vesting Conditions. The number of Restricted Stock Units that become earned and vested (if any) on the vesting date will be determined in accordance with the performance measures, targets and methodology set forth in Appendix A. Any Restricted Stock Units that do not become vested pursuant to this paragraph (a) will be forfeited on Mmmm/dd/yyyy.

(b)Time-Vesting Conditions. In addition to the performance-vesting conditions stated above, and except as expressly provided in the Notice below, as applicable, or as otherwise provided pursuant to the terms of the Plan, the Grantee must remain continuously employed with the Company through the vesting date to become earned and vested in the number of Restricted Stock Units determined pursuant to paragraph (a).

Impact of Separation from Service on Vesting: Any non-vested portion of the Award expires immediately.

Acceleration of Vesting on or following a Change in Control: The vesting of the Award may be accelerated in the Board’s sole discretion, in whole or in part.

By signing below, the Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

Grantee	Iradimed Corporation

By:

Title:
Date:	Date:

APPENDIX A

FY 2022 Annual Incentive Plan – Long-Term Incentive Measurement

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

The Restricted Stock Unit Award (the “Award”) granted by Iradimed Corporation (the “Company”) to the Grantee specified in the Notice of Grant of Restricted Stock Unit Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Unit Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms. Together, the Notice and these Terms constitute the “Agreement.” A Prospectus describing the Plan has been delivered to the Grantee. The Plan itself is available upon request. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

This Award is conditioned upon the Grantee’s acceptance of the provisions set forth in this Agreement within 60 days after the Agreement is presented to the Grantee for review. For purposes this Agreement, any reference to the Company shall include a reference to any Affiliate.

1.	Grant of Units.

(a)As of the Grant Date set forth in the Notice, the Company grants to the Grantee the number Restricted Stock Units (“Units”) set forth in the Notice. Each Unit represents the right to receive one share of Stock at a future date after the Unit has become earned and vested, subject to the terms and conditions of this Agreement.

(b)The Units covered by this Award shall become earned and vested in accordance with the schedule set forth in the Notice. Each earned and vested Unit shall be settled on the date(s) specified in the Notice by issuance of one share of Stock on or as soon as administratively practicable (but no more than 60 days) after the applicable vesting and/or settlement date specified in the Notice, subject to the requirements of (i) Section 4 (Withholding) and Section 6 (Regulatory Restrictions on the Shares Issued Upon Settlement) of this Agreement and (ii) Section 17.11 of the Plan regarding a potential six-month delay in settlement for awards to certain Grantees to the extent determined by the Company to be necessary to comply with Section 409A.

(c)Units constitute an unfunded and unsecured obligation of the Company. The Grantee shall not have any rights of a stockholder of the Company with respect to the shares of Stock underlying the Units unless and until the Units become earned and vested and are settled by the issuance of shares of Stock. Upon issuance of shares of Stock in connection with the settlement of vested Units, the Grantee shall be the record owner of the shares of Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

(d)The Grantee may designate a beneficiary to receive payment in connection with the Units in the event of the Grantee’s death in accordance with the Company’s beneficiary designation procedures, as in effect from time to time. If the Grantee does not designate a beneficiary, or if the Grantee’s designated beneficiary does not survive the Grantee, then the Grantee’s beneficiary will be the Grantee’s estate.

2.

Restrictions. Subject to any exceptions set forth in this Agreement, until such time as the Units become earned and vested and are settled in shares of Stock in accordance with Section 1, the Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Units will be forfeited by the Grantee and all of the Grantee’s rights to such Units shall immediately terminate without any payment or consideration by the Company.

3.

Cancellation of Rights. If any portion of the Units fail to become earned and vested (for example, because the Grantee fails to satisfy the vesting conditions specified in the Notice prior to a Separation from Service), then such Units shall be immediately forfeited as of the date of such failure and all of the Grantee’s rights to such Units shall immediately terminate without any payment or consideration by the Company.

4.	Withholding.

(a)Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units, the subsequent sale of shares of Stock acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)Prior to vesting of the Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or from proceeds of the sale of the shares of Stock. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of shares of Stock that the Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold in shares of Stock, provided that the Company only withholds the amount of shares of Stock necessary to satisfy the minimum withholding amount. Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Stock in payment of any earned and vested Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 4.

5.

Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement, the Prospectus and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

6.

Regulatory Restrictions on the Shares Issued Upon Settlement. Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of shares of Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

7.	Miscellaneous.

(a)Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

(f)Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(g)Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Grantee.

(h)No Right to Continued Employment. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(i)Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(j)Personal Data. By accepting the Award under this Agreement, the Grantee hereby consents to the Company’s use, dissemination and disclosure of any information pertaining to the Grantee that the Company determines to be necessary or desirable for the implementation, administration and management of the Plan.

(k)Dispute Resolution.

(i)Arbitration. If any controversy or claim arising out of this award cannot be resolved by the Grantee and the Company (each a “party” and collectively, the “parties”), such conflict or claim shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association governing commercial disputes. Such matters will be arbitrated in the Orlando metropolitan area and, for purposes of these Terms, each party consents to arbitration in such place. Arbitration proceedings shall commence when either party notifies the other that a dispute to arbitration exists and requests that the dispute be arbitrated. If the parties to the dispute cannot within thirty (30) days after the request for arbitration is made mutually agree upon an arbitrator or arbitrators to settle the dispute, each party to the dispute shall select an arbitrator. The two arbitrators shall, within fifteen (15) days after the appointment of the last arbitrator, select a third arbitrator and the three arbitrators shall determine the matter. Each arbitrator shall act impartially. If for any reason an arbitrator is not appointed within the time provided or the arbitrators appointed by the parties cannot agree upon a third arbitrator, then an arbitrator shall be appointed by the Circuit Court of Florida for the County of Orange

in accordance with applicable state law. Unless the parties mutually agree otherwise, any arbitrator selected will be familiar with equity compensation disputes. The final decision will be that of the sole arbitrator or of the majority of the arbitrators, and shall be final and binding upon the parties, except as otherwise provided by law. The sole arbitrator or the majority of arbitrators shall also determine the allocation of costs of the arbitration among the parties, and shall have the right to award to the prevailing party all cost of the arbitration, including reasonable attorneys’ fees.

(ii)Jurisdiction and Venue. For purposes of enforcing the award or decision in any arbitration proceeding, each party hereto submits to the exclusive jurisdiction of Florida state courts located in the city of Orlando or the United States District Court for the Middle District of Florida. In that regard, each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that these Terms or the subject matter hereof may not be enforced in or by such court, and (ii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each party hereby consents to service of process by registered mail at the address to which notices are to be given. Each party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other party. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(l)Confidentiality. The Grantee agrees that the terms and conditions of the Restricted Stock award reflected in the Notice and these Terms are strictly confidential and, with the exception of Grantee’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Company, without prior written approval of Company. The Grantee further agrees to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.